Seneca Foods Corporation

November 5, 2009	FOR IMMEDIATE RELEASE
Contact: Roland E. Breunig, CFO
(608-757-6000)

PRESS RELEASE

Seneca Foods reports sales up $21.6 million and earnings up $21.2 million for the six months ended September 26, 2009

Seneca Foods Corporation (SENEA, SENEB) is pleased to report that net sales for the six months ended September 26, 2009 increased from last year by $21.6 million, or 4.1%, to $553.7 million.  The increase in sales is attributable to increased selling prices/improved sales mix of $45.8 million partially offset by a sales volume reduction of $24.2 million.   Net earnings increased to $23.5 million, or $1.92 per diluted share, compared to $2.3 million or $0.19 per diluted share in the prior year.  Excluding a non-cash after-tax LIFO charge of $6.1 million and $16.0 million, net earnings per diluted share were $2.42 and $1.49 during the six months periods ended September 26, 2009 and September 27, 2008, respectively.

For the quarter ended September 26, 2009, sales increased 2.5% to $323.2 million compared to last year.  The increase in sales is attributable to increased selling prices/improved sales mix of $15.8 million partially offset by reduced sales volume of $8.0 million.  Net earnings were $12.4 million, or $1.02 per diluted share, versus $4.4 million or $0.36 per diluted share in the quarter ended September 27, 2008.  Excluding a non-cash after-tax LIFO charge of $3.1 million and $9.3 million, net earnings per diluted share were $1.27 and $1.11 during the quarters ended September 26, 2009 and September 27, 2008, respectively.

Pre-tax results for six months ended September 27, 2008 included a $0.3 million gain on the sale of unused equipment.

"We continue to be pleased with the strong earnings performance of the company in the second quarter.  Our retail store brands business remains one of the key drivers in earnings growth as consumers stretch their food budgets through the purchase of our products. Nevertheless, sales of store brand canned fruits and vegetables show signs of slowing as the leading brands are becoming more aggressive in their promotional activities", said Kraig H. Kayser, President and CEO.

3736 South Main Street
Marion, New York 14505
315.926.8100
315.926.8300 FAX

www.senecafoods.com

Seneca Foods is the one of the country’s largest processors of canned fruits and vegetables with manufacturing facilities located throughout the United States.  Its products are sold under the Libby’s®, Aunt Nellie’s Farm Kitchen®, Stokely’s®, READ®, and Seneca® labels as well as through the private label and industrial markets.  In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant® label.  Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and to periods prior to 2008 when the company did not use LIFO and enhance the understanding of the company’s operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.

	Quarter Ended
	September 26, 2009		September 27, 2008
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$12.4	$1.02	$4.4	$0.36

LIFO charge, after tax at statutory federal rate	$3.1	$0.25	$9.3	$0.75

Net earnings, excluding LIFO impact	$15.5	$1.27	$13.7	$1.11

Diluted weighted average common shares outstanding (in thousands)		10,709		7,659

	Six Months Ended
	September 26, 2009		September 27, 2008
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$23.5	$1.92	$2.3	$0.19

LIFO charge, after tax at statutory federal rate	$6.1	$0.50	$16.0	$1.30

Net earnings, excluding LIFO impact	$29.6	$2.42	$18.3	$1.49

Diluted weighted average common shares outstanding (in thousands)		9,181		7,659

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.
	Six Months Ended
EBITDA and FIFO EBITDA:	September 26, 2009	September 27, 2008
	(In thousands)
Net earnings	$23,511	$2,288
Income taxes	12,921	1,691
Interest expense, net of interest income	5,183	7,363
Depreciation and amortization	10,883	10,949
Interest amortization	(300)	(319)
EBITDA	52,198	21,972
LIFO charge	9,429	24,572
FIFO EBITDA	$61,627	$46,544

Forward-Looking Information

The information contained in this report contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this report and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters, including (i) the Company’s anticipated needs for, and the availability of, cash, (ii) the Company’s liquidity and financing plans, (iii) the Company’s ability to successfully integrate acquisitions into its operations, (iv) trends affecting the Company’s financial condition or results of operations, including anticipated sales price levels and anticipated expense levels, in particular higher production, fuel and transportation costs, (v) the Company’s plans for expansion of its business (including through acquisitions) and cost savings, and (vi) the impact of competition.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings

For the Periods Ended September 26, 2009 and September 27, 2008
(In thousands of dollars, except share data)

	Quarter		Year-to-Date
	2009	2008	2009	2008

Net sales	$323,205	$315,418	$553,733	$532,131

Other operating income, net (note 3)	$31	$12	$31	$283

Operating income (note 1 and 2)	$22,458	$11,073	$41,615	$11,342
Interest expense, net	2,546	3,611	5,183	7,363
Earnings before income taxes	$19,912	$7,462	$36,432	$3,979

Income taxes expense	7,487	3,097	12,921	1,691

Net earnings	$12,425	$4,365	$23,511	$2,288

Earnings applicable to common stock (note 4)	$10,879	$2,722	$17,632	$1,422

Basic earnings per share	$1.02	$0.36	$1.94	$0.19

Diluted earnings per share	$1.02	$0.36	$1.92	$0.19

Weighted average shares outstanding basic	10,639,848	7,591,423	9,111,845	7,591,340

Weighted average shares outstanding diluted	10,709,156	7,659,214	9,181,153	7,659,131

Note 1: The effect of the LIFO inventory valuation method on second quarter pre-tax results was to reduce operating earnings by $4,728,000 and $14,296,000, for the three month periods ended September 26, 2009 and September 27, 2008, respectively.
Note 2: The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to reduce operating earnings by $9,429,000 and $24,572,000, for the six month periods ended September 26, 2009 and September 27, 2008, respectively.
Note 3: Other operating income for the prior year-to-date period of $283,000 principally represents a net gain on the sale of unused fixed assets.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings allocated to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for the each period presented. Average common and participating shares totaled 12,146,152 as of
September 26, 2009.

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